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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 5, 2001

                            ------------------------

                        SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

           MARYLAND                    001-15319               04-3445278
 (State or other jurisdiction      (Commission File         (I.R.S. Employer
      of incorporation)                 Number)          Identification Number)

      400 CENTRE STREET,                                         02458
    NEWTON, MASSACHUSETTS                                      (Zip code)
    (Address of principal
      executive offices)

        Registrant's telephone number, including area code: 617-796-8350

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

    On October 1, 2001, we filed a Current Report on Form 8-K, relating to the proposed spin-off of Five Star Quality Care, Inc., one of our wholly owned subsidiaries, and the proposed acquisition of 31 senior living facilities from Crestline Capital Corporation.

    We are supplementing our disclosure in the October Form 8-K hereby.

    In connection with the spin-off, we now expect to capitalize Five Star with net equity of $50 million, rather than $40 million as described in the October Form 8-K, as reflected in the accompanying pro forma financial statements.

    As of November 5, 2001, we and Crestline entered into an amendment to the stock purchase agreement relating to the Crestline transaction, which is filed herewith. The provisions of the amendment do not change, in any material respect, our disclosure of the Crestline transaction in the October Form 8-K.

    As previously disclosed in the October Form 8-K, the registration statement filed in connection with the Five Star spin-off has not yet become effective. Five Star's common shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Five Star common shares, nor shall there be any sale of Five Star common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

    We have not entered into definitive documentation with Five Star regarding the terms of the spin-off and related transactions, including its leases with us. The description of these agreements in the October Form 8-K, as supplemented hereby, includes the material terms which we currently expect and which are based on our best estimate as of the date of this Form 8-K. The final terms may be different from those that we now expect. Final terms are subject to negotiation between us and Five Star, and are subject to approval by our Board of Trustees and Five Star's Board of Directors. The final terms may be influenced by factors which include, but are not limited to, changes to the status of the economy, industry or regulatory changes, or changes in the performance or expected performance of the facilities we expect to lease to Five Star. These changes could affect any of the terms of the leases or the transaction agreement, or all of them, and may include, for example, an increase or decrease in the initial capital of Five Star on the date of the spin-off or an increase or decrease in annual minimum rents, percentage rents, initial term length or renewal options of the leases. While we are planning on consummating the spin-off in December 2001, we can give no assurances that the spin-off will be completed or that the final terms of the spin-off will not differ, including in material respects, from the terms we currently expect, as described in the October Form 8-K, as supplemented hereby.

    The Crestline transaction remains subject to conditions, including those disclosed in the October Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Pro Forma Financial Information and Other Data (see index on page F-1)

    (b) Financial Statements of CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust (see index on page F-1)

    (c) Exhibits

        10.1  Amendment to Stock Purchase Agreement among Senior Housing
              Properties Trust, SNH/CSL Properties Trust, Crestline
              Capital Corporation and CSL Group, Inc. dated November 5,
              2001.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       SENIOR HOUSING PROPERTIES TRUST

                                                       By:  /s/ DAVID J. HEGARTY
                                                            -----------------------------------------
                                                            Name: David J. Hegarty
                                                            Title:  President

                                                       By:  /s/ JOHN R. HOADLEY
                                                            -----------------------------------------
                                                            Name: John R. Hoadley
                                                            Title:  Chief Financial Officer

Date: November 5, 2001

                         INDEX TO FINANCIAL STATEMENTS

SENIOR HOUSING PROPERTIES TRUST UNAUDITED PRO FORMA
  CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Consolidated Financial
  Statements................................................     F-2

Unaudited Pro Forma Consolidated Balance Sheet at
  September 30, 2001........................................     F-3

Unaudited Pro Forma Consolidated Statement of Income for the
  year ended
  December 31, 2000.........................................     F-4

Unaudited Pro Forma Consolidated Statement of Income for the
  nine months ended September 30, 2001......................     F-5

Notes to Unaudited Pro Forma Consolidated Financial
  Statements................................................     F-6

CONSOLIDATED FINANCIAL STATEMENTS OF CSL GROUP, INC. AND
  SUBSIDIARIES AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES
  TRUST

Unaudited Condensed Consolidated Balance Sheet at
  September 7, 2001.........................................    F-12

Unaudited Condensed Consolidated Statements of Operations
  for the Thirty-six weeks ended September 7, 2001 and
  September 8, 2000.........................................    F-13

Unaudited Condensed Consolidated Statements of Cash Flows
  for the Thirty-six weeks ended September 7, 2001 and
  September 8, 2000.........................................    F-14

Notes to Condensed Consolidated Financial Statements........    F-15

                        SENIOR HOUSING PROPERTIES TRUST

          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001 AND PRO FORMA
     CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2000
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2001

    The following unaudited pro forma consolidated balance sheet gives separate effect to: (1) our issuance of 14,047,000 common shares of beneficial interest in October 2001; (2) the proposed spin-off of Five Star, the commencement of the lease for 56 facilities which we currently own and certain related transactions described in the notes thereto; and (3) the proposed Crestline transaction and the commencement of the lease with Five Star for the 31 facilities thereby acquired and certain related transactions described in the notes thereto, as though all such transactions had occurred on September 30, 2001.

    The following unaudited pro forma consolidated statements of income give separate effect to: (1) our foreclosure or acquisition of facilities from former tenants, our sale of four properties in October 2000, financing transactions completed after January 1, 2000 and certain other transactions described in the notes thereto; (2) the proposed spin-off of Five Star, the commencement of the lease for 56 facilities which we currently own, and related transactions as described in the notes thereto; and (3) the proposed Crestline transaction and the commencement of the lease with Five Star for the 31 facilities thereby acquired and certain related transactions described in the notes hereto, as though all such transactions occurred on January 1, 2000.

    The pro forma information is based in part upon our historical financial statements filed on our Form 10-Q for the quarter ended September 30, 2001 and Form 10-K for the year ended December 31, 2000, and financial statements of CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/ CSL Properties Trust, filed herewith, and the financial statements of our acquired businesses filed on Form 8-K dated January 30, 2001, as amended, and this pro forma information should be read in conjunction with all of these financial statements and notes thereto. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma information.

    We currently have sufficient financial resources to effect the closing of the Crestline transaction through a combination of assumed debt, seller financing, cash on hand and our credit facility (see Notes N and CC). We may undertake one or more financings from time to time and at any time in the future. Those financings could include common equity, preferred equity, debt or other forms of capital. It is likely that any financing will reduce the amount of proceeds under our revolving credit facility that we use to close the Crestline transaction, if it closes at all. Any common equity financing will increase our total shares outstanding and will cause our per share results to be less than the per share results shown on the accompanying pro forma income statements, whether or not the Crestline transaction or the spin-off is completed. Any financing other than common shares will also cause our per share results to be less than the per share results shown on the accompanying pro forma income statements, whether or not the Crestline transaction or the spin-off is completed, because if we undertake these financings, we will likely incur interest or other fixed charges which are higher than the pro forma interest charges on outstanding amounts under our credit facility. Although it is not possible to estimate the effect of future possible financings because their terms are unknown at this time, their impact may be material.

    The following unaudited pro forma financial data is not necessarily indicative of what our actual financial position or results of operations would have been as of the date or for the period indicated, nor does it purport to represent our financial position or results of operations for future periods.

                        SENIOR HOUSING PROPERTIES TRUST

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 2001

                             (DOLLARS IN THOUSANDS)

                                                                                                               PRO FORMA FOR
                                                          ADJUSTED                  PRO FORMA     CRESTLINE     SPIN-OFF AND
                               Company      Financing     COMPANY                      FOR       Transaction     CRESTLINE
                              Historical   Adjustments   HISTORICAL   Spin-off       SPIN-OFF    Adjustments    TRANSACTION
                              ----------   -----------   ----------   --------      ----------   -----------   --------------
ASSETS
Real estate, net............    476,437                    476,437      (3,040)(D)    473,397      604,086 (K)    1,077,483
Cash and cash equivalents...      8,084      140,635 (A)   148,719     (28,286)(E)    120,433     (119,420)(L)        1,013
Accounts receivable, net....     39,133                     39,133     (34,511)(F)      4,622                         4,622
Other assets................     37,994                     37,994      (4,548)(G)     33,446          269 (M)       33,715
                               --------     --------      --------    --------      ---------     --------       ----------
                               $561,648     $140,635      $702,283    $(70,385)     $ 631,898     $484,935       $1,116,833
                               ========     ========      ========    ========      =========     ========       ==========

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Revolving credit facility...   $ 31,000     $(31,000)(B)  $     --    $     --      $      --     $ 55,000 (N)   $   55,000
Other debt..................      9,100                      9,100                      9,100      428,386 (N)      437,486
Prepaid and deferred
  rents.....................      9,475                      9,475                      9,475                         9,475
Security deposits...........      1,520                      1,520                      1,520                         1,520
Accounts payable and accrued
  expenses of facilities'
  operations................     16,113                     16,113     (16,113)(H)         --                            --
Other liabilities...........      7,185                      7,185      (4,272)(I)      2,913        1,549 (O)        4,462
                               --------     --------      --------    --------      ---------     --------       ----------
Total liabilities...........     74,393      (31,000)       43,393     (20,385)        23,008      484,935          507,943
Trust Preferred
  Securities................     27,394                     27,394                     27,394                        27,394
Shareholders' equity........    459,861      171,635 (C)   631,496     (50,000)(J)    581,496                       581,496
                               --------     --------      --------    --------      ---------     --------       ----------
                               $561,648     $140,635      $702,283    $(70,385)     $ 631,898     $484,935       $1,116,833
                               ========     ========      ========    ========      =========     ========       ==========

                        SENIOR HOUSING PROPERTIES TRUST

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          DISPOSITION                                                            PRO FORMA FOR
                                              AND          ADJUSTED                                 CRESTLINE     SPIN-OFF AND
                             Company       Financing       COMPANY                PRO FORMA FOR    Transaction     CRESTLINE
                            Historical    Adjustments     HISTORICAL   Spin-off      SPIN-OFF      Adjustments    TRANSACTION
                            ----------   --------------   ----------   --------   --------------   -----------   --------------
REVENUES:
Rental income.............   $ 64,377       $ (9,366)(P)   $ 54,426    $(1,227)(W)    $53,199        $63,000 (AA)    $116,199
                                                (585)(Q)
Other real estate
  income..................      2,520                         2,520     (2,520)(X)         --                             --
Interest and other
  income..................      1,520            400 (R)      1,920       (695)(Y)      1,225                          1,225
FF&E reserve income.......         --                            --                       --           6,794 (BB)       6,794
Gain on foreclosures and
  lease terminations......      7,105         (7,105)(S)         --                       --                              --
                             --------       --------       --------    -------       -------         -------        --------
Total revenues............     75,522        (16,656)        58,866     (4,442)       54,424          69,794         124,218
                             --------       --------       --------    -------       -------         -------        --------

EXPENSES:
Interest..................     15,366        (14,509)(T)        857         --           857          44,867 (CC)      45,724
Distributions on Trust
  Preferred Securities....         --          2,811 (U)      2,811                    2,811                           2,811
Depreciation..............     20,140         (1,936)(P)     18,167       (619)(Z)     17,548         17,116 (DD)      34,664
                                                 (37)(Q)
General and
  administrative..........
-- Recurring..............      5,475           (424)(P)      4,995                    4,995           3,520 (DD)       8,515
                                                 (56)(Q)
-- Related to foreclosures
  and lease
  terminations............      3,519         (3,519)(S)         --                       --                              --
                             --------       --------       --------    -------       -------         -------        --------
Total expenses............     44,500        (17,670)        26,830       (619)       26,211          65,503          91,714
                             --------       --------       --------    -------       -------         -------        --------
Income before gain on sale
  of properties...........   $ 31,022       $  1,014       $ 32,036    $(3,823)      $28,213         $ 4,291        $ 32,504
                             ========       ========       ========    =======       =======         =======        ========
Weighted average shares
  outstanding.............     25,958         17,464 (V)     43,422         --        43,422              --          43,422
                             ========       ========       ========    =======       =======         =======        ========
Basic and diluted earnings
  per share:
Net income................   $   1.20                      $   0.74                  $  0.65                        $   0.75
                             ========                      ========                  =======                        ========

                        SENIOR HOUSING PROPERTIES TRUST

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2001

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                                               PRO FORMA FOR
                                                         ADJUSTED                                 Crestline     SPIN-OFF AND
                              Company      Financing     COMPANY                PRO FORMA FOR    Transaction     CRESTLINE
                             Historical   Adjustments   HISTORICAL   Spin-off      SPIN-OFF      Adjustments    TRANSACTION
                             ----------   -----------   ----------   --------   --------------   -----------   --------------
Revenues:
Rental income..............   $ 33,302     $     --      $ 33,302    $  5,250 (W)   $  38,552     $ 47,250 (AA)   $   85,802
Facilities' operations.....    170,681                    170,681    (170,681)(X)          --                            --
Interest and other
  income...................        897                        897                       897                             897
FF&E reserve income........         --                         --                        --          4,293 (BB)        4,293
                              --------     --------      --------    --------     ---------       --------       ----------
Total revenues.............    204,880           --       204,880    (165,431)       39,449         51,543           90,992
                              --------     --------      --------    --------     ---------       --------       ----------

EXPENSES:
Interest...................      4,900       (4,373)(T)       527          --           527         28,643 (CC)       29,170
Distributions on Trust
  Preferred Securities.....        749        1,359 (U)     2,108                     2,108                           2,108
Depreciation...............     14,537                     14,537      (1,098)(Z)      13,439       12,837 (DD)       26,276
Facilities' operations.....    166,230                    166,230    (166,230)(X)          --                            --
General and
  administrative...........
-- Recurring...............      3,189                      3,189                     3,189          2,640 (DD)        5,829
-- Related to foreclosures
  and lease terminations...      4,167       (4,167)(S)        --                        --                              --
                              --------     --------      --------    --------     ---------       --------       ----------
Total expenses.............    193,772       (7,181)      186,591    (167,328)       19,263         44,120           63,383
                              --------     --------      --------    --------     ---------       --------       ----------
Net income.................   $ 11,108     $  7,181      $ 18,289    $  1,897     $  20,186       $  7,423       $   27,609
                              ========     ========      ========    ========     =========       ========       ==========
Weighted average shares
  outstanding..............     27,049       16,373 (V)    43,422          --        43,422             --           43,422
                              ========     ========      ========    ========     =========       ========       ==========
Basic and diluted earnings
  per share:
Net income.................   $   0.41                   $   0.42                 $    0.46                      $     0.64
                              ========                   ========                 =========                      ==========

                        SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS (DOLLARS IN THOUSANDS)

FINANCING ADJUSTMENTS

    Subsequent to September 30, 2001, we issued 14,047,000 common shares of beneficial interest. A portion of the net proceeds of this transaction were applied to reduce the outstanding balance on our revolving credit facility to zero.

    A. Represents net cash available for the purpose of funding initial cash amounts to be contributed to Five Star, completing the Crestline transaction or for general business purposes. (See Note B).

    B. Amount represents pro forma net cash applied as a reduction of our revolving credit facility and remaining cash as follows:

Net proceeds from issuance of 14,047,000 common shares (see
  Note C)...................................................  $171,635
Total net proceeds applied to credit facility...............   (31,000)
                                                              --------
Net cash available..........................................  $140,635
                                                              ========

    C. Represents our issuance in October 2001 of 14,047,000 common shares ($12.90 per share) as follows:

Gross proceeds..............................................  $181,206
Underwriters' discount and other offering costs.............    (9,571)
                                                              --------
Net proceeds................................................  $171,635
                                                              ========

SPIN-OFF ADJUSTMENTS

    Although contingent upon a number of factors at this time, we currently expect to spin-off our subsidiary, Five Star Quality Care, Inc., which will separate our real estate ownership activities from our operating activities. The operating assets and liabilities associated with our ownership of 56 senior housing facilities which we repossessed or acquired from former tenants will be contributed to Five Star. In addition, certain properties that are currently not being operated or leased will be transferred to Five Star.

    D. Represents the real estate, net, of properties and personal property to be transferred to Five Star as part of the spin-off.

    E. Represents cash used to fund initial cash amounts expected to be contributed to Five Star.

    F. Represents patient accounts receivable to be transferred to Five Star as part of the spin-off generated by the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

    G. Represents primarily prepaid expenses to be transferred to Five Star as part of the spin-off related to the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

    H. Represents accounts payable and accrued expenses to be transferred to Five Star as part of the spin-off generated by the 56 facilities which will be owned by us and leased to Five Star subsequent to the spin-off.

                        SENIOR HOUSING PROPERTIES TRUST

    I. In connection with the foreclosures of two former bankrupt tenants, Senior Housing identified deferred maintenance at the facilities which had been allowed to occur by its former tenants. In connection therewith, Senior Housing accounted for the estimated liability to correct this deferred maintenance, of which $4,272 remains at September 30, 2001. We will transfer this liability, along with the cash to satisfy it, to Five Star in the spin-off.

    J. Represents the estimated net equity (assets in excess of liabilities, see Notes D, E, F, G, H, and I) of Five Star and distributed to our shareholders in the spin-off.

CRESTLINE TRANSACTION ADJUSTMENTS

    Pursuant to an agreement we announced in August 2001, we expect to acquire 31 senior living facilities from Crestline. Concurrent with the Crestline transaction, we expect to lease these 31 facilities to Five Star. As described in this Form 8-K, the Crestline transaction is subject to contingencies and may not close.

    K. The Crestline transaction will result in the allocation of consideration using the purchase method of accounting. In addition to the payments made on the closing date of the Crestline transaction of the contract purchase price and adjustments thereto, we estimate we will pay closing costs of $10 million and we expect to make a cash payment to Five Star. The expected cash payment to Five Star of $3,573 on a pro forma basis is intended to compensate Five Star for assuming certain liabilities in excess of assets used in the operation of the 31 facilities. Amounts allocated to tangible fixed assets are as follows:

Contract purchase price...................................  $600,000
Contract purchase price adjustments, net..................    (3,267)
Estimated closing costs...................................    10,000
Estimated payment to Five Star at lease commencement......     3,573
                                                            --------
  Subtotal................................................   610,306

Monetary assets received in Crestline transaction (see
  Note M).................................................    (7,769)
Monetary liabilities received in Crestline transaction
  other than funded debt (see Note O).....................     1,549
                                                            --------
Total fixed assets........................................  $604,086
                                                            ========

    L.  Represents cash used to complete the Crestline transaction (see Note B).

    M. Amounts allocated to other assets represent cash deposits in accounts restricted for use: (1) servicing future interest payments on assumed mortgage debt; (2) making future payments for real estate taxes on properties which secure the related mortgage debt; and (3) cash escrow accounts for routine capital expenditures at the facilities. The assets received in the Crestline transaction are offset by a deposit in escrow that will be applied to the purchase price when the Crestline transaction is closed:

Assets received.............................................   $7,769
Deposit to be applied.......................................   (7,500)
                                                               ------
Net adjustment..............................................   $  269
                                                               ======

                        SENIOR HOUSING PROPERTIES TRUST

    N. To finance the Crestline transaction and cash payment to Five Star, we expect to assume certain existing Crestline debts and to contribute additional funds from our own sources:

Assumed term debt, including capital leases...............  $233,386
New term debt.............................................   170,000
Seller financing..........................................    25,000
                                                            --------
Total debt assumed or seller financed.....................   428,386

Borrowings under our credit facility......................    55,000
                                                            --------
Total debt to close the Crestline transaction.............  $483,386
                                                            ========

    O. Amounts allocated to other liabilities primarily represent accrued interest related to the Crestline debt to be assumed.

CONDENSED CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS (DOLLARS IN THOUSANDS)

DISPOSITION AND FINANCING ADJUSTMENTS

    P. Represents elimination of rental income, depreciation expense and general and administrative expense recognized related to four facilities we sold during 2000 for cash of $123,000. Net proceeds were applied to reduce then outstanding amounts under our revolving credit facility. See Note T.

    Q. Represents the elimination of rental and interest income, depreciation expense and general and administrative expense recognized during the period prior to transfer to a former tenant of five facilities and transfer to a former borrower of one mortgage as part of foreclosure settlements, net of impact from one facility transferred to us as part of a foreclosure settlement and leased to a new tenant.

    R. Represents annualized dividend income on common shares of HRPT Properties Trust conveyed to us at the time of our foreclosure on properties formerly leased to a former tenant which were transferred to us as part of a foreclosure settlement.

    S. Represents the elimination of the gain on foreclosure and lease terminations and the related general and administrative expenses because they are not expected to recur.

    T. Represents the elimination of historically incurred interest expense on our revolving credit facility and an adjustment for interest on the mortgages payable, which we obtained in July 2001, as follows:

                                                               NINE MONTHS
                                               YEAR ENDED         ENDED
                                              DECEMBER 31,    SEPTEMBER 30,
                                                  2000             2001
                                              -------------   --------------
Elimination of interest expense on revolving
  credit facility...........................    $(15,366)        $(4,792)
Adjustment for mortgage interest............         857             419
                                                --------         -------
                                                $(14,509)        $(4,373)
                                                ========         =======

       The financing described in Note B and the sale of properties described in Note P produced pro forma total net proceeds of $294,635, an amount sufficient to repay our outstanding revolving credit facility balance in full on a pro forma basis. The mortgages require interest to

                        SENIOR HOUSING PROPERTIES TRUST

       be paid based on prime less a discount. The interest expense adjustment was calculated as follows:

                                                              NINE MONTHS
                                               YEAR ENDED        ENDED
                                              DECEMBER 31,   SEPTEMBER 30,
                                                  2000           2001
                                              ------------   -------------
Mortgage balance............................     $9,100          $9,100
Average rate for period.....................        8.2%            6.5%
                                                 ------          ------
Interest expense............................        746             444
Plus amortization of deferred financing
  fees......................................        111              83
                                                 ------          ------
Total expense...............................        857             527
Less amount included in historical
  results...................................         --             108
                                                 ------          ------
Net adjustment..............................     $  857          $  419
                                                 ======          ======

    U. Represents impact on distributions from the issuance of 10.125% preferred securities of a subsidiary as follows:

                                           YEAR ENDED         NINE MONTHS
                                          DECEMBER 31,           ENDED
                                              2000        SEPTEMBER 30, 2001
                                          -------------   -------------------
Gross amount of securities issued.......     $27,394            $27,394
Distribution rate (10.125% per annum)...      10.125%           7.59375%
                                             -------            -------
Total distributions during the period...       2,774              2,080
Amortization of deferred issuance
  costs.................................          37                 28
                                             -------            -------
Expense for period......................       2,811              2,108
Less amount included in historical
  results...............................          --               (749)
                                             -------            -------
Total adjustment........................     $ 2,811            $ 1,359
                                             =======            =======

    V. Represents the impact of the transaction described in Note B on our weighted average common shares outstanding during the period.

SPIN-OFF ADJUSTMENTS

    W. Represents expected minimum rents under the terms of our lease with Five Star as follows, net of rent received from former tenants prior to foreclosure:

                                           YEAR ENDED         NINE MONTHS
                                          DECEMBER 31,           ENDED
                                              2000        SEPTEMBER 30, 2001
                                          -------------   -------------------
Minimum rent for 56 facilities currently
  owned by us to be leased to Five
  Star..................................     $ 7,000            $ 5,250
Less rent received from former tenants
  prior to foreclosure..................      (8,227)                --
                                             -------            -------
Net adjustment..........................     $(1,227)           $ 5,250
                                             =======            =======

    X. Represents elimination, for the period subsequent to December 31, 2000, of facilities' operating revenues and expenses, and for the period prior to December 31, 2000, of other real estate income. These amounts were derived from the operations of facilities that were

                        SENIOR HOUSING PROPERTIES TRUST

       conducted for our own account. The facilities will be operated by Five Star subsequent to the spin-off under the terms of a lease agreement between us and Five Star.

    Y. Represents elimination of interest income received from a former mortgagee prior to foreclosure.

    Z. Represents the elimination of historical depreciation expense related to the properties to be transferred to Five Star (see Note D).

CRESTLINE TRANSACTION ADJUSTMENTS

    AA. Represents expected minimum rents under the terms of our lease with Five
       Star.

    BB. Represents deposits made into reserves for capital improvements in accordance with existing management agreements for the properties to be acquired in the Crestline transaction and the expected leases with Five Star.

    CC. As part of the Crestline transaction, we will assume debts as described in Note M above. These debts bear interest at various rates, including some at floating rates based on LIBOR. The applicable interest rates during the pro forma periods, assuming LIBOR equals its monthly average during the periods presented, were as follows:

                                           YEAR ENDED         NINE MONTHS
                                          DECEMBER 31,           ENDED
                                              2000        SEPTEMBER 30, 2001
                                          -------------   -------------------
Assumed term debt including capitalized
  leases, fixed rates...................       9.4%               9.4%
Assumed term debt, floating rates.......       9.2%               7.0%
New mortgage financing, floating rate...       9.4%               7.3%
Seller financing, fixed rate............      10.0%              10.0%
Credit facility, floating rate..........       8.4%               6.3%

       The table below estimates interest on the new mortgage financing based upon our preliminary discussions with a financing source.

       Some of the debt we will assume in the Crestline transaction requires both interest and principal payments. The weighted average outstanding balance for the obligations described above are as follows:

                                           YEAR ENDED         NINE MONTHS
                                          DECEMBER 31,           ENDED
                                              2000        SEPTEMBER 30, 2001
                                          -------------   -------------------
Assumed term debt including capitalized
  leases, fixed rates...................    $142,370           $141,016
Assumed term debt, floating rates.......      92,370             92,370
New mortgage financing, floating rate...     170,000            170,000
Seller financing, fixed rate............      25,000             25,000
Credit facility, floating rate..........      53,646             55,000
                                            --------           --------
Total...................................    $483,386           $483,386
                                            ========           ========

                        SENIOR HOUSING PROPERTIES TRUST

       On a pro forma basis, the combination of the average interest rates and the average debt balances set forth above produce interest expense as follows:

                                           YEAR ENDED         NINE MONTHS
                                          DECEMBER 31,           ENDED
                                              2000        SEPTEMBER 30, 2001
                                          -------------   -------------------
Assumed term debt including capitalized
  leases, fixed rates...................     $13,383            $ 9,942
Assumed term debt, floating rates.......       8,498              4,919
New mortgage financing, floating rate...      15,980              9,308
Seller financing, fixed rate............       2,500              1,875
Credit facility, floating rate..........       4,506              2,599
                                             -------            -------
Total...................................     $44,867            $28,643
                                             =======            =======

       As outlined above, a substantial portion of the debt we expect to incur as part of the Crestline transaction will be at floating rates. A
       1/8 percentage point increase in interest rates would produce pro forma interest expense which is $397 higher per annum.

    DD. Represents the impact of the Crestline transaction on depreciation expense and general and administrative expense.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                      CONDENSED CONSOLIDATED BALANCE SHEET

                           (UNAUDITED, IN THOUSANDS)

                                                              SEPTEMBER 7,
                                                                  2001
                                                              -------------
                                  ASSETS

Property and equipment, net.................................    $631,644
Due from Marriott Senior Living Services, net...............       8,787
Other assets................................................      11,000
Cash and cash equivalents...................................      20,107
                                                                --------
    Total assets............................................    $671,538
                                                                ========
                          LIABILITIES AND EQUITY
Debt........................................................    $246,627
Accounts payable and accrued expenses.......................       1,247
Deferred income taxes.......................................      60,882
Other liabilities...........................................      16,057
                                                                --------
    Total liabilities.......................................    $324,813
Equity:
  Investments in and advances from parent...................     346,725
                                                                --------
    Total liabilities and equity............................    $671,538
                                                                ========

           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 7, 2001 AND SEPTEMBER 8, 2000

                           (UNAUDITED, IN THOUSANDS)

                                                              SEPTEMBER 7,   SEPTEMBER 8,
                                                                  2001           2000
                                                              ------------   ------------
REVENUES
  Routine...................................................    $174,154       $164,446
  Ancillary.................................................      16,434         16,115
                                                                --------       --------
                                                                 190,588        180,561
  Equity in earnings of affiliates..........................          20             37
                                                                --------       --------
    Total revenues..........................................     190,608        180,598
                                                                --------       --------

OPERATING COSTS AND EXPENSES
  Property-level operating costs and expenses
    Routine.................................................     111,274        105,751
    Ancillary...............................................       9,206          9,982
  Other operating costs and expenses
    Depreciation and amortization...........................      16,717         16,591
    Management fees.........................................      12,441         11,005
    Property taxes and other................................       6,199          6,654
                                                                --------       --------
      Total operating costs and expenses....................     155,837        149,983
                                                                --------       --------
OPERATING PROFIT............................................      34,771         30,615
Corporate expenses..........................................      (1,338)        (1,526)
Interest expense............................................     (14,379)       (12,582)
Interest income.............................................         610            640
                                                                --------       --------
INCOME BEFORE INCOME TAXES..................................      19,664         17,147
Provision for income taxes..................................      (8,062)        (7,030)
                                                                --------       --------

INCOME BEFORE EXTRAORDINARY ITEM............................      11,602         10,117
Gain on early extinguishment of debt, net of tax............          --            253
                                                                --------       --------
NET INCOME..................................................    $ 11,602       $ 10,370
                                                                ========       ========

           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

     FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 7, 2001 AND SEPTEMBER 8, 2000

                           (UNAUDITED, IN THOUSANDS)

                                                              SEPTEMBER 7,    SEPTEMBER 8,
                                                                  2001            2000
                                                              -------------   -------------
OPERATING ACTIVITIES
Cash provided by operations.................................     $23,684        $ 28,518
                                                                 -------        --------
INVESTING ACTIVITIES
  Expansions of senior living communities...................          --          (3,163)
  Other capital expenditures................................      (5,770)         (6,434)
  Increase in capital improvement reserve...................           5             556
                                                                 -------        --------
Cash used in investing activities...........................      (5,765)         (9,041)
                                                                 -------        --------
FINANCING ACTIVITIES
  Repayments of debt........................................      (2,089)        (46,207)
  Issuances of debt.........................................          --          92,370
  Decrease in financing escrows.............................          --             487
  Net advances to parent....................................      (2,399)        (66,065)
                                                                 -------        --------
Cash used in financing activities...........................      (4,488)        (19,415)
                                                                 -------        --------
Increase in cash and cash equivalents.......................      13,431              62
Cash and cash equivalents, beginning of period..............       6,676           3,006
                                                                 -------        --------
Cash and cash equivalents, end of period....................     $20,107        $  3,068
                                                                 =======        ========

           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. On August 9, 2001, Crestline Capital Corporation ("Crestline Capital") and CSL Group, Inc. ("CSL Group") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Senior Housing Properties Trust ("SNH") and SNH/CSL Properties Trust ("SNH/CSL"). Pursuant to the Stock Purchase Agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of Crestline Capital that compose Crestline Capital's senior living business (the "Partitioned Business") for $600 million, including the assumption of approximately $235 million in existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of Crestline Capital's shareholders, arranging additional mortgage debt financing for $150 million to $175 million, obtaining certain consents and customary closing conditions.

    These condensed consolidated financial statements include only the assets and liabilities, along with the results from operations generated from the Partitioned Business, as described in the Stock Purchase Agreement. The Partitioned Business is an organizational unit of Crestline Capital and is not a distinct legal entity. As of September 7, 2001, the Partitioned Business consisted of the ownership of 31 senior living communities, a general partnership interest in one senior living community and a second mortgage note receivable on a senior living community.

    The accompanying condensed consolidated financial statements of the Partitioned Business have been prepared by management without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Management believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Partitioned Business's audited financial statements for the fiscal year ended December 29, 2000.

    The accompanying unaudited condensed consolidated financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Partitioned Business as of September 7, 2001 and the results of operations and cash flows for the thirty-six week period ended September 7, 2001. All significant intercompany accounts and transactions have been eliminated. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.